UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 11, 2007

                             OrganiTECH U.S.A. INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                    000-22151                93-0969365
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(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)           Identification No.)


          Yoqneam Industrial Area, P.O. Box 700, Yoqneam 20692, Israel
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         (Address of principal executive offices)         (Zip Code)

        Registrant's telephone number, including area code 972-4-959-0515

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Contracts.

On July 11, 2007, Organitech USA Inc., issued a press release announcing the execution of a share purchase agreement ("Agreement") with Keren Katzir Debenture for Investment Ltd. ("Katzir"), an Israeli investment company, publicly traded on the Tel-Aviv Stock Exchange. Pursuant to the Agreement Katzir will invest $2 million and receive 10,000,000 shares of the Company's common stock, constituting approximately 27.3% of the company's issued and outstanding share capital following the transaction. Katzir will also receive pre-emption rights in connection with future issuances in order to maintain its shareholding in the Company. Upon consummation of the Agreement, Katzir will receive a three year $1 million warrant for the purchase of up to 3,846,154 shares of the Company's common stock at an exercise price of $0.26 per share. The Company has agreed to increase its board of directors from 7 to 11 members. Upon the closing, two member of the Company's Board of Directors will resign and the Company expects that its board of directors will approve the appointment of 5 new members who will be nominated by Katzir, and one independent director who will be nominated jointly by Katzir and the remaining members of the Board.

The Company will also enter into a registration rights agreement with Katzir pursuant to which the Company will agree to a shelf registration of the shares of Common Stock issued to Katzir pursuant to the Agreement, or upon exercise of the Warrants, upon demand by Katzir.

Pursuant to the Agreement, the Company agreed that for a period of two years it will indemnify Katzir for any damages it incurs as a result of any breach of the representations and warranties given by the Company in the Agreement, and for certain other eventualities specified in the Agreement.

A copy of the press release, which includes the material terms and conditions of the MOU, is furnished as Exhibit 99.1 to this report.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

99.1 Press Release dated July 11, 2007.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         OrganiTECH U.S.A., INC.
                                                         (Registrant)
Date   July 11, 2007
                                                         By: /s/ Yaron Shalem
                                                         --------------------
                                                         Yaron Shalem
                                                         Chief Financial Officer